UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2012

Marriott Vacations Worldwide Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35219	45-2598330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6649 Westwood Blvd., Orlando, FL	32821
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 206-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2012, Robert A. Miller, Executive Vice President and Chief Operating Officer – International, of Marriott Vacations Worldwide Corporation (the “Company”), announced he would retire from the Company effective December 14, 2012. The Company expects to enter into a consulting agreement with Mr. Miller pursuant to which he will provide certain services to the Company following his retirement. The Compensation Policy Committee (the “Committee”) of the Company’s Board of Directors approved Mr. Miller’s retirement, which will allow Mr. Miller to be considered an approved retiree as contemplated by the Marriott Vacations Worldwide Corporation Stock and Cash Incentive Plan (the “Plan”), and as a further condition to such status Mr. Miller and the Company entered into an agreement pursuant to which he agreed not to compete with the Company for a period ending on December 15, 2015 on the terms contemplated by the Plan. The Committee also determined that Mr. Miller will be eligible to receive a pro-rated bonus for 2012 under the Company’s 2012 bonus plan for executive officers (the “2012 Bonus Plan”). The Committee expects to determine whether bonuses are payable under the 2012 Bonus Plan, and the amount of any such bonuses, in the first quarter of 2013. The Company issued a press release regarding Mr. Miller’s retirement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

R. Lee Cunningham, who has served as the Company’s Executive Vice President and Chief Operating Officer – North America and Caribbean since November 2011, will become Executive Vice President and Chief Operating Officer effective December 15, 2012. Biographical information regarding Mr. Cunningham, as well as information regarding the Company’s compensation arrangements with Mr. Cunningham, is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2011.

Item 8.01 Other Events

Marriott Vacations Worldwide Corporation (the “Company”) will hold its 2013 annual meeting of shareholders on June 7, 2013. The Company’s bylaws require that, if a shareholder desires to introduce a shareholder proposal or nominate a director candidate from the floor of the 2013 annual meeting of shareholders, the shareholder must deliver notice of such proposal or nomination in writing to the Company’s Secretary at Marriott Vacations Worldwide Corporation, 6649 Westwood Blvd., Orlando, Florida 32821 no earlier than the close of business on February 7, 2013 and no later than the close of business on March 9, 2013. The written proposal or nomination also must comply with other requirements set forth in the Company’s bylaws and applicable law. A copy of the Company’s bylaws may be obtained by submitting a request to the Corporate Secretary, Marriott Vacations Worldwide Corporation, 6649 Westwood Blvd., Orlando, Florida 32821.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 99.1	Press release dated December 12, 2012 regarding retirement of Robert A. Miller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

Date: December 12, 2012	By:	/s/ John E. Geller, Jr.
	Name:	John E. Geller, Jr.
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 12, 2012 regarding retirement of Robert A. Miller.